UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

INTERMAGNETICS GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11344	14-1537454
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Old Niskayuna Road Latham, New York 12110
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 782-1122

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Stockholders Approve Merger

     A Special Meeting of the stockholders of Intermagnetics General Corporation was held on September 26, 2006 to consider two proposals. Out of 42,821,927 shares of common stock of Intermagnetics eligible to vote at the Special Meeting, the holders of 33,955,957 shares were present in person or represented by proxy, constituting a quorum.

     The stockholders of Intermagnetics General Corporation approved the adoption of the Agreement and Plan of Merger, dated June 14, 2006, by and among Intermagnetics General Corporation, Philips Holding USA, Inc. and Jumbo Acquisition Corp. The vote was 33,428,562 For; 478,140 Against; 49,255 Abstain. Accordingly, 98% of the votes cast and 78.1% of the shares eligible to vote at the Special Meeting were voted in favor of the proposal.

      At the Special Meeting, the Stockholders of the Company approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The vote was 30,220,489 For; 2,353,072 Against; 1,382,395 Abstain.

     Because the merger was approved, no adjournment was necessary and no other matters were voted upon at this Special Meeting.

European Regulatory Filing Submitted

      On September 29, 2006, Royal Philips Electronics formally submitted its Form CO "Notification of a Concentration Pursuant to Council Regulation (EC) No. 139/2004", to the European Commission.  The Commission now has 25 working days to complete its Phase I review of the merger.  Accordingly, absent the commencement of a Phase II investigation or other extension sought by the Commission, the merger will be cleared by the Commission on November 7, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermagnetics General Corporation

By:	/s/Michael K. Burke
Michael K. Burke
Executive Vice President
and Chief Financial Officer

Dated: October 2, 2006